Exhibit 5.2

[LETTERHEAD OF SHEARMAN & STERLING LLP]

November 3, 2003

Bunge Limited
Bunge Limited Finance Corp.
50 Main Street
White Plains, New York 10606

Bunge Limited Finance Corp. and Bunge Limited
            Registration Statement on Form F-3

Ladies and Gentlemen:

        We have acted as counsel for Bunge Limited Finance Corp., a Delaware corporation (the "Company"), and special United States counsel for Bunge Limited, a Bermuda company (the "Guarantor"), in connection with the preparation and filing of Amendment No. 1 to the Registration Statement on Form F-3 (File No. 333-109309) (the "Registration Statement") by the Company and the Guarantor with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to (i) $1,675,000 aggregate principal amount of 3 3/4% convertible notes due 2022 of the Company (the "Notes"); (ii) the Guarantor's full and unconditional guarantee thereof (the "Guarantee"); (iii) 52,115 common shares, par value US$0.01 per share, of the Guarantor issuable upon conversion of the Notes, and such additional number of common shares as may become issuable upon conversion of the Notes to prevent dilution (the "Common Shares"); and (iv) the Series A Preference Share rights attached to the Common Shares to be offered for sale from time to time by the selling securityholders identified in the prospectus forming part of the Registration Statement.

        In this capacity, we have examined the Registration Statement, the Indenture dated as of November 27, 2002 (the "Indenture") among the Company, the Guarantor and The Bank of New York, as trustee (the "Trustee") (including the Guarantee set forth therein) and originals, or copies identified to our satisfaction, of such corporate records of the Company and the Guarantor, certificates of public officials, officers of the Company and the Guarantor and other persons, and such other documents, agreements and instruments as we have deemed necessary for the opinions hereinafter expressed.

        In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and the Guarantor and others.

        Our opinion set forth below is limited to the laws of the United States, the laws of the State of New York (other than securities laws and blue sky laws of the State of New York) and the General Corporation Law of the State of Delaware, and we do not express any opinion concerning any other laws. We are not admitted to practice in Bermuda and have not made any independent investigation of Bermuda laws.

        Based upon the foregoing, we are of the opinion that:

          (i)    the Indenture has been duly executed and delivered by the Guarantor (to the extent execution and delivery by the Guarantor are governed by the laws of the State of New York), and, assuming the due authorization, execution and delivery thereof by the Trustee, constitutes a valid and legally binding agreement of the Guarantor enforceable against the Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally or by general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and

          (ii)   assuming due authorization, execution and delivery of the Indenture by the Guarantor under Bermuda law, the Guarantee is a valid and legally binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally or by general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

        We express no opinion as to the enforceability of provisions of the Guarantee providing for the indemnity by one party to any other party thereto against any loss in obtaining the currency due to such party under such Guarantee from a court judgment in another country. We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the used of our name under the heading "Legal Matters." By giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations issued or promulgated thereunder.

Very truly yours,
/s/ SHEARMAN & STERLING LLP